CODE OF ETHICS

                                       OF

                            CLEARBRIDGE ADVISORS(1)

SCOPE AND PURPOSE

Set forth below is the Code of Ethics (the "Code") for ClearBridge Advisors, LLC, ClearBridge Asset Management, Inc. and Smith Barney Fund Management, LLC (collectively, "ClearBridge"), as required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act

This Code is based on the principle that ClearBridge and its employees owe a fiduciary duty to ClearBridge's clients, and that all persons covered by this code must therefore avoid activities, interests and relationships that might (i) present a conflict of interest or the appearance of a conflict of interest, or
(ii) otherwise interfere with ClearBridge's ability to make decisions in the best interests of any of its clients.

This Code of Ethics applies to all officers, directors and employees (full and part time) of ClearBridge and certain employees of Legg Mason & Co., LLC and Legg Mason Technology Services, Inc. who directly support ClearBridge and who have been informed that they are so designated ("Access Persons").

STATEMENT OF POLICIES

(A) STANDARDS OF BUSINESS CONDUCT

All Access Persons must comply with the following standards of business conduct:

         CLIENTS COME FIRST. At all times, Access Persons are required to place the interests of clients before their own and not to take inappropriate advantage of their position with ClearBridge. An Access Person may not induce or cause a client to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the client.

         DO NOT TAKE ADVANTAGE. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of transactions or portfolio holdings of investment companies managed by ClearBridge to engage in short term or other abusive trading.

_________________________________
(1) This Code of Ethics pertains to ClearBridge Advisors, LLC,
    ClearBridge Asset Management, Inc. and Smith Barney Fund
    Management LLC (collectively, "ClearBridge").

AVOID CONFLICTS OF INTEREST. Conflicts of interest may arise in situations where client relationships may tempt preferential treatment, E.G., where account size or fee structure would make it more beneficial for the adviser to allocate certain trades to a client. Conflicts of interest may also arise in connection with securities transactions by employees of the adviser, especially those employees who are aware of actual transactions or client holdings or transactions under consideration for clients.

Compliance policies and procedures have been adopted by ClearBridge in order to meet all legal obligations to our clients, particularly those arising under the federal securities laws and ERISA. Procedures have been instituted to mitigate or obviate actual or potential conflicts of interest. The Compliance Department's role is to ensure that appropriate procedures are adopted by the business and to monitor to ascertain that such procedures are followed. Any questions relating to this Code or other policies or procedures should be addressed to the Compliance Department.

(B) CONFIDENTIALITY

       Access Persons are expected to honor the confidential nature of company and client affairs. Confidential information shall not be communicated outside of ClearBridge or to other affiliated companies of Legg Mason, in compliance with the Information Barrier Policy, and shall only be communicated within ClearBridge on a "need to know" basis.

       Access Persons must also avoid making unnecessary disclosure of ANY internal information concerning ClearBridge, Legg Mason, or their affiliates and their business relationships.

       For information relating to "material non-public information" and "insider trading," please see ClearBridge's Policy on Material Non-Public Information on the intranet site.

(C) REQUIREMENTS

       (i) All Access Persons who are subject to this Code are required to comply with all federal securities laws applicable to ClearBridge's business.

      (ii) All Access Persons are required to comply with the Personal Securities Transactions Policy incorporated herein.

(D)           DUTY TO REPORT AND NON-RETALIATION POLICY

Should an employee become aware of any conduct which the employee believes may constitute a violation of this Code, the law, or any ClearBridge policy, the employee must promptly report such conduct to the Chief Compliance Officer or his/her designee. All information about potential or suspected violations reported to the Chief Compliance Officer will be investigated and the identity of the reporting person will be kept confidential.




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

ClearBridge's policy prohibits any retaliatory action against a reporting person, including discharge, demotion, suspension, threats or harassment.

ADMINISTRATION OF THE CODE

The Human Resources Department is responsible for ensuring that a copy of the Code is delivered to all persons at the commencement of their employment with ClearBridge. As a condition of continuing employment, each employee is required to acknowledge, in writing (See Exhibit A), receipt of a copy of the Code and that he or she understands his/her obligations and responsibilities hereunder within 10 days of becoming an Access Person subject to this Code. Each Access Person is also obligated to acknowledge receipt of any amendments to the Code. On an annual basis, each Access Person must certify that s/he has complied with the Code.

Monitoring for compliance with the Code shall be conducted by the Compliance Department. Any violation of this Code by employees will be considered serious and may result in disciplinary action, which may include the unwinding of trades, disgorgement of profits, monetary fine or censure and suspension or termination of employment. Any violation of this Code will be reported by the Compliance Department to the person's supervisor, and, as appropriate, to ClearBridge's Executive Committee and/or to the Chief Compliance Officers of any funds managed by ClearBridge.

QUESTIONS

All questions about an individual's responsibilities and obligations under the Code of Ethics should be referred to ClearBridge's Chief Compliance Officer or his/her designee.

OUTSIDE DIRECTORSHIPS

Personnel are prohibited from serving on the board of directors of any publicly listed or traded company (other than Legg Mason, Inc. or its proprietary registered investment companies) or of any company whose securities are held in any client portfolio, except with the prior authorization (See Exhibit B) of (i) the Chief Executive Officer of ClearBridge or, in his/her absence, the Executive Committee, and (ii) the General Counsel of Legg Mason, Inc, or his/her designee, based upon a determination that the board service would be consistent with the best interests of ClearBridge's clients. If permission to serve as a director is given, the company will be placed on the Restricted List. Transactions in that company's securities for client and personal securities accounts will only be authorized when certification has been obtained from that company's Secretary or similar officer that its directors are not in possession of material price sensitive information with respect to its securities.

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

                     PERSONAL SECURITIES TRANSACTIONS POLICY

POLICY STATEMENT

While employees are neither prohibited from holding individual securities nor engaging in individual securities transactions, by promulgating this Policy, ClearBridge is not endorsing or encouraging such activity. ClearBridge recognizes that in its role as an investment adviser, its responsibility is to its clients and their investments. Clients always come first. ClearBridge believes that its primary obligation is that any potential investment first be considered from the perspective of its appropriateness for any client portfolios. Only after it is determined that it is not appropriate for any client should an employee consider it for a personal account.

SUMMARY

All Access Persons are subject to the restrictions contained in this Personal Securities Transactions Policy (the "Policy") with respect to their securities transactions. The following serves as a summary of the most common restrictions. Please refer to specific sections that follow this summary for more detail, including definitions of persons covered by this Policy, accounts covered by this Policy ("Covered Accounts"), securities covered by this Policy ("Covered Securities"), reports required by this Policy ("Reports") and the procedures for compliance with this Policy.

o All purchases or sales of EQUITY securities and securities CONVERTIBLE into equity securities (generally, stocks, convertible bonds and their equivalents) by employees, and certain of their family members, must be PRECLEARED, except as noted below.

o All employees must execute their transactions in Covered Securities through approved broker/dealers ("Approved Brokers"). Currently, the following brokers are approved: E*Trade, TD Ameritrade, Merrill Lynch, Smith Barney, CIS, A.G. Edwards, Charles Schwab and Fidelity. Permission to use a non-approved broker will only be granted in exigent circumstances (See Exhibit C).

o Portfolio Managers and Portfolio Manager Associates are prohibited from purchasing or selling a Covered Security within seven calendar days before or after an account managed by them has traded in the same (or a related) security, unless a DE MINIMIS exception applies. This includes a change in a model utilized in an "SMA" or "wrap" program.

o All other Investment Personnel (as defined below) are prohibited from transacting in a Covered Security on any day a client is trading in such security, unless a DE MINIMIS exception applies.

o All other Access Persons are prohibited from transacting in a Covered Security on any day a client is trading in such security, unless a DE MINIMIS exception applies.


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


o DE MINIMIS Exception: There is a DE MINIMIS exception pertaining to transactions of up to 500 shares IN ANY 7 CALENDAR DAY PERIOD of a large cap US equity ($10 billion or greater in market cap) or the equivalent number of shares of non-US large cap companies trading in the US as American Depository Receipts or American Depository Shares ("ADRs").

o Employees are prohibited from profiting from the purchase and sale or sale and purchase of a Covered Security, or a related security, within 60 calendar days.

o Investment Personnel are prohibited from buying securities, directly or indirectly, in an initial public offering. Any other Access Person wishing to buy securities, directly or indirectly, in an initial public offering must receive prior permission from one of the co-Chief Investment Officers and the Chief Compliance Officer.

o Any employee wishing to buy securities, directly or indirectly, in a private placement must receive prior permission from the Chief Compliance Officer and his/her immediate supervisor (See Exhibit D).

o All employees must report all trades in Reportable Funds, as defined, below.

o Funds managed by ClearBridge ("Managed Funds"):

   o Shares must be held in an Approved Brokerage Account (except if in the Citigroup or Legg Mason 401(k) plans)

   o Shares are subject to a 60 day holding period, as explained below


DEFINITIONS

ACCESS PERSON means all employees, directors or officers of ClearBridge and any employee of Legg Mason & Co., LLC ("LM & Co.") and Legg Mason Technology Services, Inc. ("LMTS") whose duties primarily involve directly supporting ClearBridge's business AND who have been notified that they are subject to this Code and such other persons as the Chief Compliance Officer shall designate.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS CODE DOES NOT COVER ANY INDIVIDUAL COVERED UNDER THE LEGG MASON & CO., LLC CODE OF ETHICS (THE "LEGG MASON ACCESS PERSONS"), INCLUDING, WITHOUT LIMITATION:

(1)  THE LEGG MASON REPRESENTATIVES ON THE CLEARBRIDGE BOARD OF DIRECTORS; AND

(2) ANY OTHER EMPLOYEE OF LEGG MASON AND CO., LLC WHO MAY BE CONSIDERED AN "ACCESS PERSON" TO CLEARBRIDGE (AS SUCH TERM IS DEFINED IN RULE 204A-1 UNDER THE ADVISERS ACT), UNLESS SUCH PERSON HAS BEEN DESIGNATED AS AN ACCESS PERSON SUBJECT TO THIS CODE BY THE CHIEF COMPLIANCE OFFICER.


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


CLEARBRIDGE HEREBY DELEGATES TO THE LEGG MASON LEGAL AND COMPLIANCE DEPARTMENT RESPONSIBILITY FOR MONITORING THE LEGG MASON ACCESS PERSONS' COMPLIANCE WITH THE LEGG MASON & CO., LLC CODE OF ETHICS AND FOR ENFORCING THE PROVISIONS OF THE LEGG MASON CODE OF ETHICS AGAINST SUCH PERSONS.

INVESTMENT PERSONNEL means any Access Person who is a portfolio manager, portfolio manager associate, analyst or trader and any other person so designated by the Chief Compliance Officer.

COVERED SECURITIES means stocks, notes, bonds, closed-end funds, off shore funds, hedge funds, exchange traded funds ("ETFs"), debentures, and other evidences of indebtedness, including senior debt, subordinated debt, investment contracts, commodity contracts and futures. The same limitations of this Code pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

COVERED ACCOUNTS means an account in which Covered Securities are owned by you or an account in which you have a Beneficial Interest, as defined below. A Covered Account includes all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account does not hold Covered Securities, if it has the capability of holding Covered Securities, the account must be disclosed). Funds held directly with fund companies do not need to be disclosed if no Managed Funds (as defined below) or Reportable Funds (as defined below) are held in such accounts. Qualified Tuition Programs ("Section 529 plans" or "College Savings Plans") are not subject to this Policy.

SECURITIES AND TRANSACTIONS NOT COVERED BY THIS POLICY ARE:

o shares in any open-end US registered investment company (mutual fund), which is NOT managed, advised or sub-advised by ClearBridge or a Legg Mason affiliate

o    shares issued by money market funds, including Reportable Funds

o shares issued by unit investment trusts that are invested exclusively in one or more open-end funds other than reportable Funds

o securities which are direct obligations of the U.S. Government (I.E., Treasuries)


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


o bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments(2)


IF A SECURITY IS NOT COVERED BY THIS POLICY, YOU MAY PURCHASE OR SELL IT WITHOUT OBTAINING PRECLEARANCE AND YOU DO NOT HAVE TO REPORT IT.

APPROVED BROKER means one of the following broker/dealers: E*Trade, TD Ameritrade, Merrill Lynch, Smith Barney, [CIS], A.G. Edwards, Charles Schwab and Fidelity.

MANAGED FUNDS means US registered investment companies advised or subadvised by ClearBridge. They can include proprietary as well as non-proprietary funds. Managed Funds must be held in an account maintained at an Approved Broker.

REPORTABLE FUNDS means US registered investment companies advised or subadvised by any advisory affiliate of ClearBridge. They can include proprietary and non-proprietary funds.

BENEFICIAL INTEREST means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in a Covered Security.

You are deemed to have a Beneficial Interest in the following:

       (1)    any Security owned individually by you;

       (2) any Security owned jointly by you with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

       (3) any Security in which a member of your Immediate Family has a Beneficial Interest if the Security is held in an account over which you have decision making authority (for example, you act as trustee, executor, or guardian).

You are deemed to have a Beneficial Interest in accounts held by your spouse (including his/her IRA accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household. In addition, you are deemed to have a Beneficial Interest in accounts maintained by your domestic partner (an unrelated adult with whom you share your
_____________________________________
(2) High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating
    Organization, or which is unrated but is of comparable quality.

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

home and contribute to each other's support). This presumption may be rebutted by convincing evidence that the profits derived from transactions in the Covered Securities will not provide you with any economic benefit.

You have a Beneficial Interest in the following:

  o Your interest as a general partner in Covered Securities held by a general or limited partnership;

  o Your interest as a manager-member in the Covered Securities held by a limited liability company;

  o Your interest as a member of an "investment club" or an organization that is formed for the purpose of investing a pool of monies in Covered Securities;

  o Your ownership of Covered Securities as trustee where either you or members of your immediate family have a vested interest in the principal of income of the trust;

  o  Your ownership of a vested interest in a trust;

  o Your status as a settler or a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

You do not have a Beneficial Interest in Covered Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest UNLESS you are a controlling equity holder or you have or share investment control over the Covered Securities held by the entity.

IF YOU ARE IN ANY DOUBT AS TO WHETHER AN ACCOUNT FALLS WITHIN THE DEFINITION OF COVERED ACCOUNT OR WHETHER YOU WOULD BE DEEMED TO HAVE A BENEFICIAL INTEREST IN AN ACCOUNT, PLEASE SEE COMPLIANCE.

BLACK OUT PERIODS

  o PORTFOLIO MANAGERS - In order to prevent buying or selling securities in competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase or sale for clients(3), Portfolio Managers and the Portfolio Manager Associate working directly with the Portfolio Manager on his portfolios will not be able to execute a trade in a Covered Security within seven calendar days before or after an account managed by said Portfolio Manager has traded in the same (or a related) security. The blackout period also pertains to situations when the Portfolio Manager changes a model utilized in an "SMA" or "wrap" program.
_________________________________
(3) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.


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


o INVESTMENT PERSONNEL are precluded from executing a trade in a Covered Security on the same day that there is a client order for the same (or a related) security, unless a DE MINIMIS exception applies.

o ALL OTHER ACCESS PERSONS are precluded from executing a trade in a Covered Security on the same day that there is a client order for the same (or a related) security, unless a DE MINIMIS exception applies.

o DE MINIMIS exception: Transactions involving share in certain companies traded on US stock exchanges or the NASDAQ will be approved regardless of whether there are outstanding client orders. The exception applies to transactions involving no more than 500 shares, DURING ANY 7 CALENDAR DAY PERIOD, per issuer (or the equivalent number of shares represented by ADRs) in securities of companies with market capitalizations of $10 billion or more. In the case of options, an employee may purchase or sell up to 5 option contracts to control up to 500 shares in the underlying security of such large cap company.

o        Pre-clearance is required for all DE MINIMIS transactions.




HOLDING PERIODS

TRADES BY EMPLOYEES IN MANAGED FUNDS ARE SUBJECT TO A 60 CALENDAR DAY HOLDING PERIOD. SECURITIES MAY NOT BE SOLD OR BOUGHT BACK WITHIN 60 CALENDAR DAYS AFTER THE ORIGINAL TRANSACTION WITHOUT THE PERMISSION OF THE CHIEF COMPLIANCE OFFICER.

ACCESS PERSONS CANNOT PURCHASE OR SELL THE SAME COVERED SECURITY WITHIN 60 CALENDAR DAYS IF SUCH TRANSACTIONS WILL RESULT IN A PROFIT.

THE SHORT TERM TRADING PROHIBITION DOES NOT PERTAIN TO INDIVIDUAL STOCK OPTIONS THAT ARE PART OF A HEDGED POSITION WHERE THE UNDERLYING STOCK HAS BEEN HELD FOR MORE THAN 60 CALENDAR DAYS AND THE ENTIRE POSITION (INCLUDING THE UNDERLYING SECURITY) IS CLOSED OUT.

PRECLEARANCE

  o Preclearance is obtained through the Personal Trading Assistant found under "Legal & Compliance" in the LM Exchange. There is a link to the LM Exchange from the ClearBridge intranet site.


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


  o Preclearance is valid until close of business on the business day during which preclearance was obtained. If the transaction has not been executed within that timeframe, a new preclearance must be obtained.

  o IF YOU WISH TO PURCHASE AN INITIAL PUBLIC OFFERING(4), YOU MUST OBTAIN PERMISSION FROM ONE OF THE CO-CIOS AND THE CHIEF COMPLIANCE OFFICER. PORTFOLIO MANAGERS CANNOT PARTICIPATE IN IPOS FOR THEIR PERSONAL ACCOUNTS.

  o IF YOU WISH TO PURCHASE SECURITIES IN A PRIVATE PLACEMENT,(5) YOU MUST OBTAIN PERMISSION FROM THE CHIEF COMPLIANCE OFFICER AND YOUR SUPERVISOR.
____________________________________
(4) An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

(5) A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.



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



THE FOLLOWING TRANSACTIONS DO NOT REQUIRE PRE-CLEARANCE:

o Transactions in a Covered Account over which the employee has no direct or indirect influence or control such as where investment discretion is delegated in writing to an independent fiduciary.

      Fully discretionary accounts managed by either an internal or external registered investment adviser are permitted and may be custodied away from an Approved Broker if (i) the employee receives permission from the Chief Compliance Officer or his/her designee; and (ii) there is no communication between the manager and the employee with regard to investment decisions prior to execution. THE EMPLOYEE MUST DESIGNATE THAT COPIES OF PERIODIC (MONTHLY OR QUARTERLY) STATEMENTS THAT CONTAIN TRANSACTION INFORMATION AS DETAILED UNDER REPORTING REQUIREMENTS BE SENT TO THE COMPLIANCE DEPARTMENT;

o Transactions in estate or trust accounts of which an employee or related person has a beneficial ownership, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution. THE EMPLOYEE MUST DIRECT THE TRUSTEE/BANK TO FURNISH COPIES OF STATEMENTS THAT CONTAIN TRANSACTION INFORMATION AS DETAILED UNDER REPORTING REQUIREMENTS TO THE COMPLIANCE DEPARTMENT;

o Transactions which are non-volitional on the part of the employee (I.E., the receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance.

o    Sales pursuant to a bona fide tender offer.

o Purchases of the stock of a company pursuant to an automatic investment plan which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan. Payroll deduction contributions to 401(k) plans are deemed to be pursuant to automatic investment plans. (PRECLEARANCE AND REPORTING OF PARTICULAR INSTANCES OF DIVIDEND REINVESTMENT IS NOT REQUIRED; ANNUAL REPORTING OF HOLDINGS IS REQUIRED).

o The receipt or exercise of rights issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. However, if you purchase the rights from a third-party, the transaction must be pre-cleared. Likewise, the sale of such rights must be pre-cleared.

o Purchases and sales of Legg Mason's publicly traded securities or the receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans. NOTE: ALL EMPLOYEES ARE SUBJECT TO THE LEGG MASON, INC. POLICIES AND PROCEDURES REGARDING ACQUISITIONS AND DISPOSITION OF LEGG MASON SECURITIES, WHICH IS AN EXHIBIT TO THIS CODE.


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o    Purchases of an employer's securities done under a BONA FIDE employee benefit plan or the receipt or exercise of options in an employer's securities done under a BONA FIDE employee stock option plan of a company not affiliated with Legg Mason by an employee of that company who is a member of an Access Person's immediate family do not require preclearance. However, sales of the employer's stock, whether part of the employee benefit or stock option plans, do require preclearance and reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of the employer are subject to the requirements of the Code, including preclearance, reporting and holding periods.

o Any transaction involving non-financial commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

o Any acquisition or disposition of a security in connection with an option-related transaction that has been previously approved. For example, if you received clearance to buy a call and then decide to exercise it, you are not required to obtain preclearance in order to exercise the call.

o Transactions involving options on broad-based indices, including, but not limited to, the S&P 500, the S&P 100, NASDAQ 100, Russell 2000, Russell 1000, Russell 3000, Nikkei 300, NYSE Composite and the Wilshire Small Cap.

o Access Persons desiring to make a BONA FIDE(6) gift or charitable contribution of Covered Securities or who receive a BONA FIDE gift of Covered Securities, including an inheritance, do not need to preclear the transactions. However, such gift or contribution must be reported in the next quarterly report (See "Reporting Requirements").

o Any fixed income investment other than fixed income securities convertible into equity securities.

o    Transactions in Managed Funds.
_______________________________________________

(6) A BONA FIDE gift or contribution is one where the donor does not receive anything of monetary value in return.


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REPORTING REQUIREMENTS

All personnel are required to report the establishment of any new Covered Accounts established during the quarter to Compliance, even if the Covered Account is with an Approved Broker.

The Approved Brokers provide the Compliance Department with a daily report of all transactions executed by personnel. If you have received permission to maintain a Covered Account at other than an Approved Broker, including spousal accounts for which you received a waiver from the requirement to preclear, you must arrange for the broker to provide Compliance with the following information.

Reports of Each Transaction in a Covered Security

o No later than at the opening of business on the business day following the day of execution of a trade for a Covered Account, Compliance must be provided with the following information:

         name of security
         exchange ticker symbol or CUSIP
         nature of transaction (purchase, sale, etc.)
         number of shares/units or principal amount price of transaction date of trade name of broker the date the Access Person submits the report


Quarterly Reports

If you have engaged in a transaction that did not require preclearance but did require reporting, please confirm that Compliance has received the required information, as follows:

o No later than 30 days after the end of each calendar quarter, each employee who maintains a Covered Account at other than an Approved Broker will provide Compliance with a report of all transactions in Covered Securities in the quarter, including the name of the Covered Security, the exchange ticker symbol or CUSIP, the number of shares and principal amount, whether it was a buy or sell, the price and the name of the broker through whom effected.

Annual Reports

  o Within 45 days after the end of the calendar year, each employee must report all his/her holdings in Covered Securities as at December 31, including the title, exchange ticker symbol or CUSIP, number of shares and


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


     principal amount of each Covered Security the employee owns (as defined above) and the names of all Covered Accounts. This includes holdings in Managed and Reportable Funds held in the Legg Mason and Citigroup 401(k) plans. The report will be made through certification on the Personal Trading Assistant. Any holdings that do not appear should be provided to Compliance for entry in the system prior to certification. Any employee failing to certify within the required time period will not be allowed to engage in any personal securities transactions.

OTHER REPORTS

Initial Employment

No later than 10 days after initial employment with ClearBridge, or notification of coverage under this Code, each employee must provide Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which must be current as of a date no more that 45 days prior to the date such person became an employee (or subject to this Code), must include the title of the security, the exchange ticker symbol or CUSIP, the number of shares owned (for equities) and principal amount (for debt securities), The employee must also provide information, which must include the name of the broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee. This information will be entered into the Personal Trading Assistant by Compliance and must be certified to, electronically, by the employee before the employee can effectuate any transactions. If the employee does not maintain a Covered Account with an Approved Broker, s/he will be given a reasonable amount of time to transfer the Covered Account(s) to an Approved Broker.

Reportable Funds

No later than 30 days after the end of each calendar quarter, TRANSACTIONS IN REPORTABLE FUNDS (OTHER THAN THOSE MANAGED BY CLEARBRIDGE) MUST BE REPORTED, INCLUDING TRANSACTIONS IN THE LEGG MASON 401(K). ONLY EXCHANGES MUST BE REPORTED; PAYROLL DEDUCTIONS AND CHANGES TO FUTURE INVESTMENT OF PAYROLL DEDUCTIONS DO NOT NEED TO BE REPORTED.

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security.

ADMINISTRATION OF THE CODE

At least annually, the Chief Compliance Officer, on behalf of ClearBridge, will furnish to the boards or to the Chief Compliance Officer of any US registered investment companies to which ClearBridge acts as adviser or subadviser, a written report that:

(i) Describes any issues arising under the Code or this Policy since the last report to the board, including, but not limited to, information about material violations of the Code or this Policy and sanctions imposed in response to the material violations; and

(ii) Certifies that the ClearBridge has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or this Policy.

Adopted:  February 14, 2007*
Amended:  April 1, 2007
Amended:  June 1, 2007

*Amending and Restating the Code of Ethics adopted January 28, 2005, as amended.

                                                                       EXHIBIT A

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                     ACKNOWLEDGEMENT OF CODE OF ETHICS FORM

I acknowledge that I have received and read the Code of Ethics for ClearBridge dated June 1, 2007. I understand the provisions of the Code of Ethics as described therein and agree to abide by them.

            Employee Name (Print):
                                  ----------------------------------------------
                        Signature:
                                  ----------------------------------------------
                             Date:
                                  ----------------------------------------------


   --------------------------------------------------- -------------------------
   TAX I.D./SOCIAL SECURITY NUMBER:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   DATE OF HIRE:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   JOB FUNCTION & TITLE:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   SUPERVISOR:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   LOCATION:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   FLOOR AND/OR ZONE:

   --------------------------------------------------- -------------------------
   --------------------------------------------------- -------------------------
   TELEPHONE NUMBER:

   --------------------------------------------------- -------------------------

This Acknowledgment form must be completed and returned within 10 days of employment to:
                            ClearBridge Compliance
                           399 Park Avenue, 4th Floor
                               New York NY, 10022
                          Please Fax to: (877) 406-7343

ORIGINAL SIGNATURE MUST BE SENT, however a fax copy may be sent to (877) 406-7343 in order to meet the ten (10) day deadline.

                                                                    EXHIBIT B

                            CLEARBRIDGE ADVISORS, LLC

                       CLEARBRIDGE ASSET MANAGEMENT, INC.

                       SMITH BARNEY FUND MANAGEMENT, INC.

                            OUTSIDE DIRECTORSHIP FORM

Employees must obtain prior written approval from the CEO and Legg Mason Legal and Compliance to serve as a director of any publicly held company or any company whose securities are held by clients. EMPLOYEES SERVING AS OUTSIDE DIRECTORS ARE NOT ENTITLED TO INDEMNIFICATION OR INSURANCE COVERAGE BY CLEARBRIDGE OR ITS AFFILIATES UNLESS SERVICE ON THE BOARD IS AT THE SPECIFIC WRITTEN REQUEST OF CLEARBRIDGE OR ITS AFFILIATES.

                      COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY

-------------------------------------------------------------------------------------------- ----------------------------------
Print Name                                                                                    Social Security Number
-------------------------------------------------------------------------------------------- ----------------------------------
-------------------------------------------------------------------------------------------- ----------------------------------
Title                                                                                         Office Telephone Number
---------------------------------------------------------- --------------------------------------------------------------------
Department Name                                             Location

---------------------------------------------------------- --------------------------------------------------------------------
1. Name of Entity Date

---------------------------------------------------------------------------------------------------------- --------------------
-------------------------------------------------------------------------------------------------------------------------------
2. Main Activity of the Entity

-------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------- --------------------------- ------------------------ ----------------------------
3. Your Title or Function                      Date Association/Term       Date Term Expires        Annual Compensation
                                               Begins                                               $
--------------------------------------------- --------------------------- ------------------------ ----------------------------
----------------------------------------------------------------- -------- -------- -------------------------------------------

4. Is the Directorship requested by ClearBridge or its No Yes Attach copy of Request Letter and other affiliates? details.

----------------------------------------------------------------- -------- -------- -------------------------------------------
----------------------------------------------------------------- -------- -------- -------------------------------------------

5. Do you know of any significant adverse information about No Yes Attach detail and documents.

   the entity or any actual or potential conflict of interest between the entity and ClearBridge or its affiliates?
----------------------------------------------------------------- -------- -------- -------------------------------------------
----------------------------------------------------------------- ----------------- -------------------- ----------------------

6. For PUBLIC COMPANIES attach the most recent "10-K"; 10-K Attached Ann. Rpt
   Attached Prospectus Attached "10-Q"; Latest Annual Report; "8-K's"; and
   Prospectus For NON-PUBLIC ENTITIES attach Audit Financial Statements 10-Q
   Attached 8-K's Attached Fin. Stmts. Attached

----------------------------------------------------------------- ----------------- -------------------- ----------------------
----------------------------------------------------------------- -------- -------- -------------------------------------------

7. Does the entity or any principal have an account or No Yes If yes, specify
  Account No.or describe other business relationship with ClearBridge or its affiliates? relationship

----------------------------------------------------------------- -------- -------- -------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
8.  Additional Remarks

-------------------------------------------------------------------------------------------------------------------------------
EMPLOYEE REPRESENTATIONS:

o I will not use any material non-public information gleaned through my directorship for my own benefit nor share any such information with others.

-------------------------------- ---------------------------------- ----------------------- ------------------- ---------------
EMPLOYEE SIGNATURE               Employee's Signature                                                           Date
-------------------------------- ---------------------------------- ----------------------- ------------------- ---------------
-------------------------------- ---------------------------------- ----------------------- ------------------- ---------------
CHIEF EXECUTIVE OFFICER          Print Name                         Signature                                   Date

-------------------------------- ---------------------------------- ----------------------- ------------------- ---------------
                                                                    -----------------------
GENERAL COUNSEL OF LEGG MASON,   Print Name                         Signature                                   Date
INC.

-------------------------------- ---------------------------------- ----------------------- ------------------- ---------------

 UPON COMPLETION OF THIS FORM, FAX TO COMPLIANCE AT 877-406-7343, THEN FORWARD VIA INTER-OFFICE MAIL TO:

      CLEARBRIDGE COMPLIANCE, 399 PARK AVENUE, 4TH FLOOR, NEW YORK NY, 10022

                                                                      EXHIBIT C

                            CLEARBRIDGE ADVISORS, LLC

                       CLEARBRIDGE ASSET MANAGEMENT, INC.

                       SMITH BARNEY FUND MANAGEMENT, INC.

                 OUTSIDE BROKERAGE ACCOUNT APPROVAL REQUEST FORM

Employee Name: _______________________________

Tax Identification/Social Security Number: __________________

The following information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside the approved list of brokers:

Outside Brokerage Firm Name:

                                                  ------------------------------
                                                  ------------------------------
Brokerage Firm Address:
(Where letter should be sent)

                                                  ------------------------------

                                                  ------------------------------
                                                  ------------------------------

                                                  ------------------------------
                                                  ------------------------------
Account Number:

                                                  ------------------------------
                                                  ------------------------------
Full Account Title:

                                                  ------------------------------

Please indicate the reason why you are requesting to open and/or maintain a brokerage account outside of the approved list of brokers:

|_| The account is a fully discretionary account managed by an investment adviser, registered with the SEC.

|_| The account is a joint account with my spouse who works for the brokerage firm where the account will be maintained.

|_| The account is my spouse's individual account who works for a regulated entity.

|_| Estate or trust accounts of which an employee or related person has a BENEFICIAL OWNERSHIP, but no power to affect investment decisions. There must be no communication between the account(s) and the employee with regard to investment decisions prior to execution.

|_| Other: _____________________________________________________________.

A copy of any relevant statement(s) and this completed form MUST BE PROVIDED to:

                             ClearBridge Compliance
                           399 Park Avenue, 4th Floor

                               New York, NY 10022

                          Please Fax to: (877) 406-7343

---------------------            ----------------------------
Employee Signature                Chief Compliance Officer Signature

                                                                  EXHIBIT D

                            CLEARBRIDGE ADVISORS, LLC

                       CLEARBRIDGE ASSET MANAGEMENT, INC.

                       SMITH BARNEY FUND MANAGEMENT, INC.

                    OUTSIDE INVESTMENT APPROVAL REQUEST FORM

ClearBridge policy requires employees to obtain the PRIOR WRITTEN APPROVAL of the Chief Compliance Officer and your immediate supervisor BEFORE making an outside investment. Examples of "outside investments" include, but are not limited to, Private Placements and any investments in securities that cannot be made through an Approved Brokerage account. If the investment is a private placement, you must provide a copy of the prospectus, offering statement or other similar document.

Employees must not make an outside investment if such investment may present a potential conflict of interest. Approval of such investment reflects a determination that it does not pose a conflict of interest with clients.

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
PRINT Name                                                     Social Security Number                      Date
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Title/Position                                                                           Office Telephone Number
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Department Name                                 Location

-----------------------------------------------------------------------------------------------------------------------
Name of Investment                                                               Anticipated Date    Amount of
                                                                                 of Investment       investment
                                                                                                     $
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Type of

Investment        Private Placement                         Other investment which cannot be made
                                                            through an approved brokerage account. (specify)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
Is your participation exclusively as a                          If No, Please explain
passive investor?                            Yes        No      any other involvement.
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Additional Remarks:

-----------------------------------------------------------------------------------------------------------------------

  EMPLOYEE REPRESENTATIONS:

o I CERTIFY THAT THIS INVESTMENT DOES NOT TAKE AN INVESTMENT OPPORTUNITY FROM A CLIENT.

             SEND THE COMPLETED FORM AND ALL RELEVANT DOCUMENTS TO:
     ClearBridge Compliance, 399 Park Avenue, 4th Floor, New York NY, 10022
                          Please Fax to (877) 406-7343

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 EMPLOYEE SIGNATURE        Employee's Signature                                                             Date
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 SUPERVISOR APPROVAL       Print Name of Supervisor     Title of Supervisor   Signature of Supervisor       Date
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
 CHIEF COMPLIANCE          Print Name of CCO                    Signature of CCO                            Date
 OFFICER  APPROVAL

-----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT E

                            CLEARBRIDGE ADVISORS, LLC

                       CLEARBRIDGE ASSET MANAGEMENT, INC.

                       SMITH BARNEY FUND MANAGEMENT, INC.

                   INITIAL REPORT OF SECURITIES HOLDINGS FORM

THIS REPORT MUST BE SIGNED, DATED AND RETURNED WITHIN 10 DAYS OF EMPLOYMENT AND THE HOLDINGS REPORT MUST BE CURRENT AS OF A DATE NOT MORE THAN 45 DAYS PRIOR TO THE EMPLOYEE BECOMING A COVERED PERSON. THIS REPORT MUST BE SUBMITTED TO THE CLEARBRIDGE ADVISORS (CBA) COMPLIANCE DEPARTMENT, 399 PARK AVENUE, 4TH

FLOOR, NEW YORK NY, 10022.  PLEASE FAX TO (877) 406-7343

--------------------------------------------------------------------------------
EMPLOYEE NAME: ______________________       DATE OF EMPLOYMENT: ________________

--------------------------------------------------------------------------------
BROKERAGE ACCOUNTS:

|_| I do not have a BENEFICIAL OWNERSHIP of any account(s) with any financial services firm. Please refer to Exhibit "A" for definition of BENEFICIAL OWNERSHIP.

|_| I maintain or have a BENEFICIAL OWNERSHIP in the following account(s) with the financial services firm(s) listed below (attach additional information if necessary-E.G., a brokerage statement). Please include the information required below for any broker, dealer or bank where an account is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

------------------------------------------------- --------------- --------------
                                                  ACCOUNT TITLE   ACCOUNT NUMBER
NAME OF FINANCIAL SERVICE(S) FIRM AND ADDRESS

------------------------------------------------- --------------- --------------
------------------------------------------------- --------------- --------------

------------------------------------------------- --------------- --------------
------------------------------------------------- --------------- --------------

------------------------------------------------- --------------- --------------

SECURITIES HOLDINGS:

Complete the following (or attach a copy of your most recent statement(s)) listing all of the securities holdings in which you have a BENEFICIAL OWNERSHIP, with the exception of non-proprietary U.S. registered open-ended mutual funds for which CBA does not serve as adviser or sub-adviser and U.S Government securities if:

o You own securities that are held by financial services firm(s) as described above. If you submit a copy of a statement, it must include all of the information set forth below. Please be sure to include any additional securities purchased since the date of the brokerage statement that is attached. USE ADDITIONAL SHEETS IF NECESSARY.

o Your securities are not held with a financial service(s) firm (e.g., stock and dividend reinvestment programs and private placements, shares held in certificate form by you or for you or shares held at a transfer agent).

----------------------- ------------------- ---------------- ------------------ ------------------------------------
TITLE OF SECURITY       TICKER SYMBOL       NUMBER OF        PRINCIPAL          FINANCIAL SERVICES FIRM
                        OR CUSIP NO.        SHARES           AMOUNT
----------------------- ------------------- ---------------- ------------------ ------------------------------------
----------------------- ------------------- ---------------- ------------------ ------------------------------------

----------------------- ------------------- ---------------- ------------------ ------------------------------------
----------------------- ------------------- ---------------- ------------------ ------------------------------------

----------------------- ------------------- ---------------- ------------------ ------------------------------------
|_|               I have no securities holdings to report.


Signature: _____________________________       Date of Signature: _____________